Exhibit 99.1
                                                                    ------------

                             JOINT FILING AGREEMENT

      Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each agree that the Schedule 13G to which this exhibit is attached is, and any amendments thereto filed by any of them will be, filed on behalf of each of them.


Dated: August 3, 2006

 HEYMAN INVESTMENT ASSOCIATES                 HEYVESTCO LLC
 LIMITED PARTNERSHIP


 By:  /s/ James R. Mazzeo                     By:  /s/ James R. Mazzeo
    ----------------------------                 ----------------------------
      James R. Mazzeo                              James R. Mazzeo
      Treasurer                                    Treasurer

 HEYMAN JOINT VENTURE                         WESTPORT HOLDINGS, LLC


 By:  /s/ James R. Mazzeo                     By:  /s/ James R. Mazzeo
    ----------------------------                 ----------------------------
      James R. Mazzeo                              James R. Mazzeo
      Treasurer                                    Treasurer

 WESTPORT HOLDINGS II, LLC                    THE ANNETTE HEYMAN FOUNDATION INC.


 By:  /s/ James R. Mazzeo                     By:  /s/ James R. Mazzeo
    ----------------------------                 ----------------------------
      James R. Mazzeo                              James R. Mazzeo
      Treasurer                                    Treasurer


      SAMUEL J. HEYMAN


 By:  /s/ James R. Mazzeo
    ----------------------------
      James R. Mazzeo
      Attorney-in-Fact for Samuel J. Heyman